Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 2
                             Payment Date 10/25/2001

Servicing Certificate
Beginning Pool Balance                                          17,724,412.36
Beginning PFA                                                            0.00
Ending Pool Balance                                             17,196,781.50
Ending PFA Balance                                                          -
Principal Collections                                              834,737.85
Principal Draws                                                    307,106.99
Net Principal Collections                                          527,630.86
Active Loan Count                                                         279

Interest Collections                                               104,044.44

Weighted Average Net Loan Rate                                       6.22000%
Substitution Adjustment Amount                                           0.00

Note Rate                                                            2.94125%

Term Notes                                   Amount         Factor
Beginning Balance                           17,169,109.65   0.6867644
Ending Balance                              16,581,662.69   0.6632665
Principal                                      587,446.96  23.4978784
Interest                                        42,082.20   1.6832880
Interest Shortfall                                   0.00   0.0000000
Security Percentage                               100.00%

Variable Funding Notes                                           Amount
Beginning Balance                                                        0.00
Ending Balance                                                           0.00
Principal                                                                0.00
Interest                                                                 0.00
Interest Shortfall                                                       0.00
Security Percentage                                                     0.00%


Certificates                                                             0.00



Beginning Overcollateralization Amount                             555,302.71
Overcollateralization Amount Increase (Decrease)                    59,816.10
Outstanding Overcollateralization Amount                           615,118.81
Overcollateralization Target Amount                                669,749.54

Credit Enhancement Draw Amount                                           0.00
Unreimbursed Prior Draws                                                 0.00


                                                     Number     Percent
                                           Balance  of Loans   of Balance
Delinquent Loans (30 Days)               40,830.78      2        0.24%
Delinquent Loans (60 Days)              170,641.64      2        0.99%
Delinquent Loans (90 Days)                       -      0        0.00%
Delinquent Loans (120 Days)                      -      0        0.00%
Delinquent Loans (150 Days)                      -      0        0.00%
Delinquent Loans (180+ Days)            232,249.54      0        1.35%
Foreclosed Loans                        232,249.54      2        1.35%
REO                                           0.00      0        0.00%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                            Liquidation To-Date
Beginning Loss Amount                                               56,663.00
Current Month Loss Amount                                                0.00
Current Month Principal Recovery                                       165.00
Net Ending Loss Amount                                              56,498.00

                                    Special Hazard      Fraud    Bankruptcy
Beginning Amount                                0.00        0.00       0.00
Current Month Loss Amount                       0.00        0.00       0.00
Ending Amount                                      -           -          -

Liquidation Loss Distribution Amounts                                    0.00
Extraordinary Event Losses                                               0.00
Excess Loss Amounts                                                      0.00

Capitalized Interest Account
Beginning Balance                                                        0.00
Withdraw relating to prior month Collection Period                       0.00
Interest Earned (Zero, Paid to Funding Account)                         0.00
Total Ending Capitalized Interest Account Balance                        0.00
Interest earned for Collection Period                                    0.00
Interest withdrawn related to prior Collection Period                    0.00

Funding Account
Beginning Funding Account Balance                                           -
Deposit to Funding Account                                                  -
Payment for Additional Purchases                                            -
Ending Funding Period Balance to Notes                                      -
Ending Funding Account Balance                                              -
Interest earned for Collection Period                                    0.00
Interest withdrawn related to prior Collection Period                    0.00

Prefunding Account
Beginning Balance                                                        0.00
Additional Purchases during Revolving Period                             0.00
Excess of Draws over Principal Collections                               0.00
Total Ending Balance                                                     0.00
Interest earned for Collection Period                                    0.00
Interest withdrawn related to prior Collection Period                    0.00

Reserve Account
Beginning Balance                                                        0.00
Deposits to Reserve Account for current Payment Date                     0.00
Withdrawals from Reserve Account for current Payment Date                0.00
Total Ending Reserve Account Balance as of current Payment Date          0.00
Interest earned for Collection Period                                    0.00
Interest withdrawn related to prior Collection Period                    0.00


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